Exhibit 99.1

FOURTHSTAGE TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

August 31, 2001

ASSETS

Current assets

Cash	$62,108

Accounts receivable	3,294,246

Other current assets	515,969

Total current assets	3,872,323

Property, plant, and equipment, net	32,615,564

Restricted cash	927,152

Intangible assets	15,862,045

Other assets	649,423

TOTAL ASSETS	$53,926,507

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities

Accounts payable	$5,880,326

Other accrued expenses	2,698,642

Restructuring accrual	1,334,150

Current maturities of notes payable	10,550,357

Current portion of obligations under capital leases	459,111

Total current liabilities	20,922,586

Long-term liabilities

Notes payable	579,151

Obligations under capital leases	5,326,211

Deferred rent	1,391,363

Total long-term liabilities	7,296,725

Commitments and Contingencies	—

Total liabilities	28,219,311

Stockholders’ equity

Common stock at $.01 par value; 75,000,000 authorized, 24,564,784 shares (excluding 1,696 shares held in treasury) issued and outstanding	245,647

Additional paid-in-capital	124,943,359

Deferred compensation	(346,944)

Accumulated deficit	(99,134,866)

Total stockholders’ equity	25,707,196

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$53,926,507